UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2020 (June 26, 2020)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On June 26, 2020, Armstrong Flooring, Inc. (the “Company”) entered into: (i) a Lease Agreement (the “Headquarters Lease”) with HIGH PROPERTIES, a Pennsylvania limited partnership, as successor to HIGH PROPERTIES, a Pennsylvania general partnership (the “Landlord”), regarding a future location for the Company’s headquarters and design showroom (the “Headquarters”); and (ii) a Lease Agreement with the Landlord (the “Technical Center Lease” and, together with the Headquarters Lease, the “Leases”) regarding a future location for the Company’s light industrial, research and development, product testing and development operations (the “Technical Center”).

Under the terms of the Headquarters Lease, the Company will lease an aggregate of 58,500 square feet in two existing adjacent buildings in Greenfield, located in Lancaster, Pennsylvania. The term of the Headquarters Lease will be for ten (10) years and four (4) months (the “Headquarters Term”), with an anticipated commencement date of June 1, 2021. The Company has two (2) renewal options for five (5) years each at 95% of the fair market rental rate of the Headquarters premises. During the first sixteen (16) months of the Headquarters Term, the Company will pay the Landlord an initial monthly rental rate of $26.75 per square foot, plus operating expenses and real estate taxes, subject to a rent abatement period, with a gradual rate increase for each twelve (12) month period thereafter, culminating with a monthly rental rate of $31.97 per square foot, plus operating expenses and real estate taxes, during the final twelve (12) months of the Headquarters Term.

Under the terms of the Technical Center Lease, the Company will lease 32,143 square feet of an existing building also in Greenfield, Lancaster, Pennsylvania. The term of the Technical Center Lease will be for ten (10) years and seven (7) months (the “Technical Center Term”), with an anticipated commencement date of March 1, 2021. The Company has two (2) renewal options for five (5) years each at 95% of the fair market rental rate of the Technical Center premises. During the first sixteen (16) months of the Technical Center Term, the Company will pay the Landlord an initial monthly rental rate of $11.71 per square foot, plus operating expenses and real estate taxes, subject to a rent abatement period, with a gradual rate increase for each twelve (12) month period thereafter, culminating with a monthly rental rate of $13.30 per square foot, plus operating expenses and real estate taxes, during the final twelve (12) months of the Technical Center Term.

If not extended for three (3) months at the Company’s option with six (6) months’ advance notice, the Company’s current lease term for headquarters space expires on June 30, 2021. The Company’s current lease term for certain technical center space expires on April 30, 2021.

The foregoing summaries of the Leases do not purport to be complete and are subject to and qualified in their entirety by reference to the Headquarters Lease and Technical Center Lease, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On June 29, 2020, the Company issued a press release announcing its planned Headquarters and Technical Center relocation. The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Lease Agreement – Part I, dated June 26, 2020, by and between the Company and HIGH PROPERTIES, a Pennsylvania limited partnership, as successor to HIGH PROPERTIES, a Pennsylvania general partnership.

10.2	Lease Agreement – Part I, dated June 26, 2020, by and between the Company and HIGH PROPERTIES, a Pennsylvania limited partnership, as successor to HIGH PROPERTIES, a Pennsylvania general partnership.

99.1	Press Release of Armstrong Flooring, Inc., dated June 29, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: June 29, 2020